Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

May 11, 2026

Jefferies Financial Group Inc.
520 Madison Avenue
New York, NY 10022

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Jefferies Financial Group Inc., a New York corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)           the Company’s common shares, $1.00 par value per share (the “Common Shares”);

(ii)          the Company’s preferred shares, $1.00 par value per share (the “Preferred Shares”);

(iii)         debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) or unsecured subordinated debt securities and which may include notes issued as “Global Medium-Term Notes, Series A” (the “Series A Notes”);

(iv)         warrants (the “Warrants”);

(v)          purchase contracts (the “Purchase Contracts”), entitling or obligating the holders thereof to purchase from or sell to the Company and the Company to sell to or purchase from the holders thereof, Common Shares, Preferred Shares, Debt Securities or Warrants at a future date or dates; and

(vi)         units (the “Units”), each representing ownership of some combination of Common Shares, Preferred Shares, Debt Securities, Warrants and Purchase Contracts;

The Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Jefferies Financial Group Inc.
May 11, 2026

(1)          the Debt Securities will be issued under the indenture, dated as of October 18, 2013 (the “Indenture”), between Leucadia National Corporation (the former name of the Company) and The Bank of New York Mellon, as trustee (the “Trustee”);

(2)          the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”); and

(3)          the Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent (the “Purchase Contract Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.  The Indenture, the Warrant Agreements and the Purchase Contract Agreements, as the same may be amended or supplemented from time to time after the date hereof, are collectively referred to herein as the “Opinion Documents.”  References herein to a “prospectus supplement” shall be read to include any supplement to the prospectus in the Registration Statement, including without limitation any document referred to as a product supplement, index supplement or pricing supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Charter”), the Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”) and the resolutions adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement.  We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts  relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Jefferies Financial Group Inc.
May 11, 2026

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            With respect to an offering of Common Shares covered by the Registration Statement, such Common Shares will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Common Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such Common Shares; and (iv) certificates representing such Common Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor  in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2.            The issuance and sale of each series of Preferred Shares covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Shares will be validly issued, fully paid and nonassessable, when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Shares and authorizing the issuance and sale of such series of Preferred Shares; (iv) the Company shall have filed with the Secretary of State of the State of New York a certificate under Section 805 of the New York Business Corporation Law (the “NYBCL”) with respect to such series of Preferred Shares and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares  in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

Jefferies Financial Group Inc.
May 11, 2026

3.            Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the prospectus supplement or prospectus supplements with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Shares, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Shares, the actions described in paragraph 2 above shall have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 4 below shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4.            The Debt Securities of each series or issuance covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the prospectus supplement or prospectus supplements with respect to such Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such Debt Securities as contemplated by the Registration Statement, the prospectus supplement or prospectus supplements relating to such Debt Securities and the Indenture and to authorize the execution, delivery and performance of any supplemental indenture or officers’ certificate(s) establishing the form and terms of such Debt Securities as contemplated by the Indenture; (iv) any applicable supplemental indenture or officers’ certificate(s) establishing the form and terms of such Debt Securities shall have been duly executed and delivered by the Company and, in the case of a supplemental indenture, the Trustee, in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Indenture; and (v) such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Indenture and any supplemental indenture or officers’ certificate(s) establishing the form and terms of such Debt Securities, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Jefferies Financial Group Inc.
May 11, 2026

5.            The Purchase Contracts will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Purchase Contract Agreement relating to such Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Purchase Contract Agent named in the Purchase Contract Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Purchase Contracts; (v) if such Purchase Contracts relate to the issuance and sale of Common Shares, the actions described in paragraph 1 above shall have been taken; (vi) if such Purchase Contracts relate to the issuance and sale of Preferred Shares, the actions described in paragraph 2 above shall have been taken; (vii) if such Purchase Contracts relate to the issuance and sale of Warrants, the actions described in paragraph 3 above shall have been taken; (viii) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 4 above shall have been taken; and (ix) certificates representing such Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Purchase Contract Agreement against payment of the agreed consideration therefor.

6.            The Units will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Units; (iv) the actions described in paragraphs 1, 2, 3, 4 and 5, as applicable based on the components comprising such Units, shall have been taken; and (v) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.  Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

Jefferies Financial Group Inc.
May 11, 2026

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and each prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the applicable Opinion Documents, and the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or the Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Opinion Document to be executed and delivered after the date hereof will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to the Company and is expressly covered in one of numbered opinions set forth above.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Jefferies Financial Group Inc.
May 11, 2026

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In addition, if a prospectus supplement relating to the offer and sale of any particular issuance of Series A Notes is prepared and filed by the Company with the SEC on a future date and the prospectus supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to our opinion and the reference to us in substantially such form:

“In the opinion of Sidley Austin LLP, as counsel to the Company, [when the notes offered by this [prospectus][pricing] supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture] [when the trustee has made the appropriate entries or notations on Schedule A to the master global note that represents the notes (the “Master Note”) identifying the notes offered by this [prospectus][pricing] supplement as supplemental obligations thereunder in accordance with the instructions of the Company], and the notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the [notes][Master Note] and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated May 11, 2026 which has been filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 11, 2026. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency or currency unit.]”

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP